EXHIBIT 10.2

                       Memorandum of Understanding between
        chello broadband N.V. ("chello") and VTR GlobalCom, S.A. ("VTR")

1.  The
    "Territory"     Every home and place of business  connected to VTR's network which currently meets network quality standards as well as homes and businesses to be upgraded in accordance to the upgrade schedule.

2.  Term            7 years,  automatically renewed in 3 year periods unless one party notifies the other to the contrary 6 months prior to the renewal date, subject to a shorter term if regulatory requirements so mandate.

3.  The "Services"  Broadband IP services  (excluding  voice "IP  Telephony" and dial up internet) delivered by via VTR network to a PC or internet access services delivered to a TV.

4.  Exclusivity
    obligations
    of chello
    and VTR chello will have exclusivity rights to offer the Service through VTR's network across the Territory for the duration of the term. VTR will be the sole exclusive provider of chello within the Territory. In Chile, but outside the Territory, chello will not, in an exclusive fashion, create any agreement nor associate their brand with any other company as long as VTR abides by its network upgrade plan. chello will not provide services that compete within reason of VTR's Telephony and Cable TV core businesses. VTR will not undertake any service that competes within reason of chello's broadband internet services. chello will have the "right of last refusal" on a "most favored nations" status for any new IP based service via VTR's network which is not included in the definition of Services, including voice over IP if such a service would not compete with VTR's cable telephony offering. chello will have a right of first offer within 30 days and last refusal within 90 days to provide these services with VTR.

5.  Franchising
    Fees VTR will pay chello Franchise fees calculated in the following manner:

                    o Residential access subscription fees, including rental fees for customer premise equipment based on amounts billed: 60% VTR, 40% chello. Non-premium business access subscription fees, including rental fees for customer premise equipment based on amounts billed: 60% VTR, 40% chello. Fees for premium business access services will be agreed between the parties as they are introduced. End-use subscriptions access fees levels shall be set by VTR, within the price ranges set annually by chello, which cannot be lower than VTR's costs unless mutually agreed.

                    o    All other international fees (advertising,  e-commerce,
                         etc.),   regarding   international   content  based  on
                         revenues retained by chello: 10% VTR, 90% chello.

                    o Set-up fees, including installation of customer premise equipment based on amounts billed: 90% VTR, 10% chello.

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6.  Local Content
    Development     Both parties  agree to create a 50/50 JV, prior to launch of business to develop local content for the Chilean portal to be used to offer the Services. All this Content developed in this JV will be offered on a "most favored nation" status to chello broadband N.V. for use outside Chile.

7. Network Upgrade
   Plan and Network
   and Content
   Quality Both parties commit to comply with Service Legal Agreement ("SLA") to be defined prior to launch of business. In case of SLA breach, 90 days will be allowed within reason for corrective measures by other party with an extension of 30 additional days for final rectification.

8.  IP Backbone     chello commits to offer initially 6 Mbps exclusive for Chile as soon as VTR migrates 1500 subs to the Service. chello commits to provide sufficient backbone capacity to ensure high speed standards established in SLA at minimum 2 Kbps per user.

9.  IP End-to-End
    Management      chello intends reviewing the management of the IP layer from
                    head  end  to  customer  premises.   chello  will  implement
                    end-to-end management if it is preferable for the delivery of Services, on a basis to be agreed between the parties.

10. Customer Data   VTR and chello will share all information which is needed to offer the Services.

11. Billing         VTR will send and collect  bills.  chello will send  billing data to VTR for integrating same into its billing system.

12. Customer Care   VTR will establish an end-user help desk to answer questions concerning relevant services and interface with chello's technical support for technical questions it is unable to answer. The SLA will provide further details regarding
                    Customer  Care.

13. Customer
    Acquisitions
    and Retention   chello  will   undertake   Global  and  Regional  sales  and
                    marketing activities.  VTR will undertake local and national sales and marketing activities. chello commits to contribute
                    equal   amounts  that  VTR  spends  on  local  and  national
                    marketing  to promote  the  Service  subject to limits to be agreed.  chello  will grant  licensing  to VTR to use chello trade marks, service marks and logos. This licensing will be restricted  to activities  that are approved by chello.  All materials  prepared  by VTR will  conform  to the "Brand Use
                    Guidelines"  established  by chello.  The  Services  will be associated with both VTR and chello brands.
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14. Existing
    Customers       VTR will use "best effort" to migrate all existing customers serviced by VTR from competitive services within 3 months of signing the franchising agreement.

15. Local laws      Terms of this MOU are  subject to local  Chilean  laws which supersede any term in case of discrepancy.

16. Launch of
    Business chello commits to launch the Service in less than 120 days from the signing of this MOU as long as the parties reach an agreement on the SLA under reasonable assumptions. Business launch considers Billing, IP Management and International Backbone implementation, first phase Staffing, and Training of content established in Chile.


                    For VTR GlobalCom, S.A.            For chello broadband N.V.

                    -------------------------          -------------------------

                    /s/  Juan Vasquez                  /s/  Fares Nassar

                    Date: February 22, 2000            Date:  February 11, 2000
                          -------------------                 -----------------


                    For VTR GlobalCom, S.A.

                    -------------------------

                    /s/  James E. Szurek, Jr.
                    -------------------------

                    Date: February 11, 2000
                          -------------------